Exhibit 10.8(B)
AMENDMENT TO
ACHAOGEN, INC. 2003 STOCK PLAN

This Amendment (the “Amendment”) to the Achaogen, Inc. Amended and Restated 2003 Stock Plan (as amended from time to time, the “2003 Plan”), is made and adopted by the Board of Directors (the “Board”) of Achaogen, Inc., a Delaware corporation (the “Company”), effective as of December 18, 2014 (the “Effective Date”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the 2003 Plan.

RECITALS

WHEREAS, the Company maintains the 2003 Plan and the Achaogen, Inc. 2014 Equity Incentive Plan;

WHEREAS, pursuant to Section 15 of the 2003 Plan, the Board has the authority to amend the 2003 Plan at any time; and

WHEREAS, the Board desires to amend the 2003 Plan to provide for accelerated vesting of awards granted under the 2003 Plan upon certain qualifying terminations following a change in control of the Company.

NOW, THEREFORE, BE IT RESOLVED, that the 2003 Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	Section 13(c) of the Plan is hereby amended by adding the following provision to the end of Section 13(c):
“Notwithstanding anything to the contrary, in the event that, within the twelve (12) month period immediately following a Change in Control, an Optionee experiences a Termination of Service (as defined in the Achaogen, Inc. 2014 Equity Incentive Plan (the ‘2014 Plan’)) by the Company for other than Cause (as defined in the 2014 Plan) or by an Optionee for Good Reason (as defined in the 2014 Plan), then the vesting and, if applicable, exercisability of that number of Shares equal to one hundred percent (100%) of the then-unvested Shares subject to the outstanding Options or Stock Purchase Rights held by such Optionee shall accelerate upon the date of such Termination of Service.”

2.
This Amendment shall be and hereby is incorporated into and forms a part of the 2003 Plan. Except as expressly provided herein, all terms and conditions of the 2003 Plan shall remain in full force and effect.